Exhibit 10.5

LIMITED LIABILITY COMPANY AGREEMENT

of

UNITED 2520 TILDEN, LLC

by and between

UNITED REALTY CAPITAL OPERATING PARTNERSHIP, L.P.

as Managing Member

and

TILDEN LLC

as Non-Managing Member.

Dated as of March 29, 2013

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Table of Contents

(continued)

		Page

ARTICLE VI DISTRIBUTIONS, ALLOCATIONS, INCOME TAX, ELECTIONS AND REPORTS		18
Section 6.1	Distributions.	18
Section 6.2	Limitation Upon Distributions.	20
Section 6.3	Allocations	21
Section 6.4	Accounting Principles	21
Section 6.5	[Reserved].	21
Section 6.6	Loans to Company	20
Section 6.7	Accounting Period	20
Section 6.8	Records	20
Section 6.9	Tax Returns and Tax Elections.	20
Section 6.10	Tax Matters Member.	22

ARTICLE VII TAX ALLOCATIONS		22
Section 7.1	Allocations of Net Profits and Net Losses Generally	22
Section 7.2	Special Allocations	22
Section 7.3	Tax Allocations; Code Section 704(c)	24

ARTICLE VIII TRANSFERABILITY		24
Section 8.1	General.	26
Section 8.2	Effect of Transfer	27
Section 8.3	Managing Member Call Right.	27
Section 8.4	Put Right.	28
Section 8.5	Drag-Along.	29

ARTICLE IX DISSOLUTION AND TERMINATION		30
Section 9.1	Dissolution.	30
Section 9.2	Winding-Up, Liquidation and Distribution of Assets.	30
Section 9.3	Articles of Dissolution	31
Section 9.4	Effect of Filing of Articles of Dissolution	31
Section 9.5	Return of Contribution Nonrecourse to Other Members	31

ARTICLE X MISCELLANEOUS PROVISIONS		32
Section 10.1	Notices.	32
Section 10.2	Governing Law.	33
Section 10.3	Waivers	33
Section 10.4	Confidentiality.	34
Section 10.5	Amendments	35
Section 10.6	Purchase for Investment	35
Section 10.7	Construction	35
Section 10.8	Headings	35
Section 10.9	Entirety; Waiver.	36
Section 10.10	Further Assurances	36
Section 10.11	[Consent	36
Section 10.12	Severability	36

ii

Table of Contents

(continued)

		Page

Section 10.13	Heirs, Successors and Assigns	36
Section 10.14	Waiver of Jury Trial	36
Section 10.15	Creditors	37
Section 10.16	Prevailing Party	37
Section 10.17	Equitable Relief	37
Section 10.18	Officers	37
Section 10.19	Sole Discretion	37
Section 10.20	Counterparts	37

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LIMITED LIABILITY COMPANY AGREEMENT

This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of United 2520 Tilden, LLC (the “Company”), is entered into as of March __, 2013, by and among United Realty Capital Operating Partnership, L.P., a Delaware limited partnership having an office at 44 Wall Street, Second Floor, New York, New York 10005, as managing member (the “Managing Member”), and Tilden LLC, a New York limited liability company having an office at c/o Kohanoff Arco, 11243 San Fernando Road, San Fernando, California 91340, as non-managing member (the “Non-Managing Member”). The Managing Member and the Non-Managing Member are herein collectively referred to as the “Members”.

RECITALS:

WHEREAS, an authorized person executed and filed with the Office of the Secretary of State of the State of Delaware on March 18, 2013 a Certificate of Formation of the Company (the “Certificate”), thereby forming the Company as a limited liability company pursuant to the provisions of the Act (as defined below);

WHEREAS, this Agreement is being entered into in connection with that certain Purchase Agreement (as defined below), pursuant to which the Non-Managing Member agreed to sell and transfer to the Managing Member, and the Managing Member agreed to purchase and accept from the Non-Managing Member, the Property (as defined below) subject to the terms and conditions set forth therein which Purchase Agreement has been assigned to the Project Owner as defined below;

WHEREAS, in connection with the sale of the Property the Non-Managing Member will be issued an interest in the Company;

WHEREAS, the Company is being formed to, directly or indirectly through one or more subsidiaries, acquire, own, operate, lease, finance and sell the Property; and

WHEREAS, the Members wish to operate the Company in accordance with the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

ARTICLE I
DEFINITIONS

For the purposes of this Agreement, the following terms shall have the following meanings:

“Act” shall mean the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq., as amended from time to time.

“Additional Capital Contribution Amount” has the meaning given in Section 3.3(a) hereof.

“Adjusted Capital Account” means, with respect to any Member, the balance in such Member’s Capital Account as of the end of the relevant fiscal year, adjusted as follows:

(a)          Credit to such Capital Account the sum of (x) any amount which such Member is obligated or has agreed to contribute to the Company and (y) the amount which such Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Section 1.704-2(g)(1) and the penultimate sentence of Treasury Regulations Section 1.704-2(i)(5); and

(b)          Debit to such Capital Account the items described in subclauses (4), (5) and (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

“Adjusted Non-Managing Member Preferential Return Distribution” shall mean after the issuance of Exchange Units to the Non-Managing Member on exercise of the Put Right or Call Right, an amount (but not less than zero) equal to (a) a cumulative non-compounded return of 7% per annum on (but not of) the Unrecovered OP Unit Contribution minus (b) the cumulative distributions received by the Non-Managing Member on (but not of) the Exchange Units and/or Exchange Common Stock.

“Affiliate” shall mean, with reference to a Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this Agreement, the term “control” (including “controlling”, “controlled by” and “under common control with”) means either (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and the policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or (ii) direct or indirect ownership of 30% or more of the outstanding voting interests of a Person.

“Agreement” means this limited liability company agreement, as originally executed and as amended from time to time, and the terms “hereof,” “hereto,” “hereby” and “hereunder,” when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

“Call Closing Date” has the meaning given in Section 8.3(b) hereof.

“Call Notice” shall have the meaning set forth in Section 8.4(a) hereof.

“Call Right” shall have the meaning set forth in Section 8.4(a) hereof.

“Capital Account” shall have the meaning set forth in Section 3.4(a) hereof.

“Capital Contribution” shall mean, in the case of a Member, any cash or other property contributed from time to time to the capital of the Company by such Member.

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“Capital Contribution Notice” has the meaning given in Section 3.3(a) hereof.

“Capital Expenditures” shall mean, for any given period, (a) other than expenditures funded from Capital Reserves, all cash expenditures by the Company which (i) under generally accepted accounting principles, consistently applied, or (ii) as otherwise approved by the Managing Member, constitute Capital Expenditures for such period in connection with the ownership, operation and maintenance of the Property, and (b) all Capital Reserves established during such period.

“Capital Reserves” shall mean capital reserves from time to time as approved by the Managing Member.

“Capital Transaction” shall mean (a) the sale, transfer, assignment, financing or refinancing of any Company Property, or any part thereof or interest therein, (b) any casualty, condemnation or other event that causes the Company to be awarded casualty insurance proceeds, condemnation awards or any third-party reimbursements for construction costs or other capital costs incurred in any construction or rehabilitation on or of any Property or (c) any similar transaction which, in accordance with generally accepted accounting principles, consistently applied, is attributable to capital.

“Certificate” shall have the meaning set forth in the Recitals to this Agreement.

“Closing” shall mean the Closing, as such term is defined in the Purchase Agreement.

“Closing Date” means the date the Closing occurs.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of succeeding law.

“Company” shall have the meaning set forth in the introductory paragraph hereof.

“Company Minimum Gain” means “partnership minimum gain” as that term is defined in Treasury Regulations Section 1.704-2(b)(2).

“Company Property” shall mean any real estate asset or other property (real, personal or mixed) owned, leased or licensed by the Company or a Subsidiary, including, without limitation, the Property.

“Consent” has the meaning set forth in Section 10.11 hereof.

“Confidential Information” shall have the meaning set forth in Section 10.4(a) hereof.

“Courts” shall have the meaning set forth in Section 10.2(b) hereof.

“Distribution Amount” shall mean, as of any given point in time, an amount equal to the aggregate of the Net Capital Proceeds and Net Operating Cash Flow that have been distributed by the Company to the Members as of such point in time.

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“Drag-Along Sale” shall have the meaning set forth in Section 8.5(a) hereof.

“Election Period” shall have the meaning set forth in Section 8.1(b) hereof.

“Exchange Common Stock” shall mean the Common Stock of the REIT issued or issuable in exchange for the Exchange Units.

“Exchange Common Stock Amount” shall equal the positive difference, if any, between (i) $11 multiplied by the number of shares of Exchange Common Stock sold by the Non-Managing Member under the share repurchase plan and (ii) the aggregate sale price of the shares of Exchange Common Stock sold by the Non-Managing Member under the share repurchase plan on the Five Year Trigger Event.

“Exchange Units” shall have the meaning set forth in Section 8.3(a) hereof.

“Five Year Trigger Event” shall mean the fifth anniversary of the date of this Agreement, but only if the Exchange Units have been issued to the Non-Managing Member on exercise of the Put Right or Call Right.

“Gross Asset Value” means, with respect to any asset owned by the Company, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)          the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Managing Member;

(b)          subject to the provisions of Article VII hereof, the Gross Asset Value of each asset shall be adjusted to equal its respective gross fair market value, as determined by the Managing Member, as of the following times: (i) the acquisition of an additional Membership Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for a Membership Interest; and (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704 1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c)          the Gross Asset Value of any asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution as determined by the Managing Member; and

(d)          the Gross Asset Value of each asset shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such asset pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustment is taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704 1(b)(2)(iv)(m) and this Agreement; provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (d) to the extent the Managing Member determines that an adjustment pursuant to clause (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

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If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

“Gross Capital Proceeds” shall mean (a) in connection with the disposition of any Company Property or part thereof or any interest therein which is the subject of a Capital Transaction, the gross cash proceeds received by, or on behalf of, the Company and (b) as approved in writing by the Managing Member, any Capital Reserves established in connection with such Capital Transaction that are released but not applied to a Capital Expenditure.

“Gross Operating Receipts” shall mean, for any given period, the sum of (a) any and all cash receipts (other than Gross Capital Proceeds, any Capital Contribution and any unapplied security deposits or other deposits with respect to any Property) received by, or on behalf of, the Company other than in connection with a Capital Transaction, and (b) as approved in writing by the Managing Member, Capital Reserves (which are not related to a Capital Transaction) and Operating Reserves which are released but not applied to the item for which they were reserved.

“Implied Value” means, with respect to any Drag-Along Sale, the price for each Membership Interest implied from the purchase price to be paid by the prospective transferee in such Drag-Along Sale for the Membership Interest being sold, assuming that such amounts would be distributed in accordance with Section 6.1(c) on the date of such Drag-Along Sale.

“Improvements” means the buildings, improvements, structures and fixtures, including the foundations and footings thereof and appurtenances pertaining thereto, located on the Land .

“Indemnified Party” shall have the meaning set forth in Section 4.6 hereof.

“Intangible Personal Property” means (i) any transferable governmental licenses, permits, approvals and certificates which are in effect on the date of the closing under the Purchase Agreement and are required or used in connection with the ownership or operation of the Premises, and (ii) any plans, specifications, operating manuals, guarantees and warranties used in connection with the ownership or operation of the Premises.

“Land” shall mean the respective parcel or parcels of land described on Exhibit B annexed hereto and made a part hereof.

“Lease” shall mean that certain Lease by and among the Non-Managing Member, as landlord, and Highland Park Community Development Corporation, as tenant, in respect of the property, which lease was assigned to the Project Owner on the date hereof.

“Loan” shall mean any loan(s) secured by any Company Property or any portion thereof.

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“Loan Documents” shall mean the documents and instruments executed and delivered in connection with any Loan from time to time, as the same may be amended, modified or supplemented from time to time.

“Managing Member” shall mean United Realty Capital Operating Partnership, L.P. or any other Person who is admitted as a Managing Member or otherwise engaged to serve as Managing Member of the Company in accordance with the terms of this Agreement and applicable law.

“Member” shall mean each of the Members and any Person who is admitted as a Member of the Company in accordance with the terms of this Agreement and applicable law.

“Member Nonrecourse Debt” means “partner nonrecourse debt” as that term is defined in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means “partner nonrecourse debt minimum gain” as that term is defined in Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” means “partner nonrecourse deductions” as that term is defined in Treasury Regulations Section 1.704-2(i)(2).

“Membership Interest” shall mean a Member’s interest in the Company as set forth on Exhibit A, including such Member's right to profits, losses and distributions, and the right, if any, to participate in the management of the business and affairs of the Company, in each case to the extent granted pursuant to the terms of this Agreement, together with the obligation to comply with the terms of this Agreement. Each Member's Membership Interest shall be determined based upon that Member's respective Capital Contribution over the total capital contributed to the Company as set forth in Exhibit A.

“Net Capital Proceeds” shall mean, with respect to each Capital Transaction, an amount equal to the excess, if any, of the Gross Capital Proceeds in connection therewith, over the sum of all payments or provisions for the payment, without duplication, of (a) all Capital Expenditures with respect to such Capital Transaction incurred with respect to any Company Property, (b) if appropriate, the application of the Gross Capital Proceeds to their intended use (e.g., capital leasehold improvements, repayment of accrued interest and/or principal of any existing third-party indebtedness or application of any insurance proceeds or condemnation awards toward restoration of any Property), (c) any and all costs and expenses incurred in connection with such Capital Transaction, including, without limitation, attorneys’ fees and disbursements, brokerage fees, transfer or similar taxes and any and all other reasonable and customary transaction costs and (d) as approved in writing by the Managing Member, any amounts to be maintained as Capital Reserves or Operating Reserves on account of such Capital Transaction.

“Net Operating Cash Flow” shall mean, for any given period, an amount equal to the excess, if any, of the Gross Operating Receipts for such period over the sum of Operating Expenses and Capital Expenditures which are not related to a Capital Transaction or satisfied by Capital Contributions, for such period.

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“Net Profits” and “Net Losses” means, for any fiscal year or other period means, respectively, an amount equal to the income or loss, as computed for federal income tax purposes, with the following adjustments:

(a)          Any income of the Company which is exempt from federal income tax shall increase such taxable income or shall reduce such taxable loss;

(b)          Any expenditures of the Company which are described in Code Section 705(a)(2)(B), or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), shall reduce such taxable income or shall increase such taxable loss;

(c)          Any item which is specially allocated pursuant to Article VII hereof shall not be taken into account in computing such income or loss;

(d)          For purposes of computing gain or loss (whether realized by reason of a sale or distribution) and depreciation and amortization, the basis of any property shall be equal to the amount shown on the Company’s books; and

(e)          Any deemed gain or deemed loss for book purposes resulting from the distribution of appreciated or depreciated property or the adjustment of the value of such property on the Company’s books will be taken into account in computing such income or loss.

“New Class” has the meaning set forth in Section 3.3(b) hereof.

“Non-Managing Member” shall mean Tilden LLC and/or any other Person who is admitted as a Non-Managing Member of the Company in accordance with the terms of this Agreement and applicable law.

“Non-Selling Member” shall have the meaning set forth in Section 8.1(b).

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).

“NYCD” shall have the meaning set forth in Section 8.3(a).

“Offer Notice” shall have the meaning set forth in Section 8.1(b) hereof.

“Offer Price” shall have the meaning set forth in Section 8.1(b) hereof.

“Offer Terms” shall have the meaning set forth in Section 8.1(b) hereof.

“Offered Interests” has the meaning given in Section 3.3(c) hereof.

“OP Units” means units of limited partnership interest in the Managing Member.

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“Operating Expenses” shall mean, for any given period, the sum, without duplication, of (a) all cash expenses of the Company during such period which constitute operating expenses under generally accepted accounting principles (modified for a cash method of accounting), consistently applied in connection with the ownership, operation, administration, leasing and maintenance of each Company Property, including, without limitation, regular periodic debt service under any Loan (including amortization), real estate taxes, federal, state or local income taxes paid by the Company (excluding, however, any such taxes paid with respect to a Capital Transaction), insurance premiums, utility charges, maintenance expenses, any general and administrative expenses and (b) all Operating Reserves during such period.

“Operating Reserves” shall mean operating reserves from time to time.

“Person” shall mean any individual, partnership, corporation, limited liability company, trust or other entity.

“Personal Property” means, with respect to each Premises, all equipment, furniture, fittings, fixtures and articles of personal property, if any, affixed or attached to, installed or placed in or upon and used for or useable in any present or future operation of such Premises and which are owned, directly or indirectly, by the Project Owner.

“Preferential Return” means, in respect of a Member, a cumulative non-compounded return of 7% per annum on (but not of) such Member’s Unrecovered Contributions and Unrecovered Additional Contributions, as applicable.

“Premises” means the Land and the Improvements located thereon.

“Project Owner” means 2520 Tilden Fee LLC, a Delaware limited liability company whose sole member is the Company.

“Property” shall mean all of the right, title and interest of the Project Owner in, to and under the following: the Land, the Improvements, the Personal Property, the Lease, the Intangible Personal Property, any land lying in the bed of any street, road or avenue open or proposed in front of or adjoining said premises to the center line thereof, rights (including all air rights and development rights), privileges and appurtenances belonging or in any way appertaining to the Premises, subject to the provisions of Article 12 of the Purchase Agreement, any award made after the date of the Purchase Agreement for any taking by condemnation of such Premises, and subject to the provisions of Article 12 of the Purchase Agreement, any insurance proceeds that are payable after the date of the Purchase Agreement on account of any damage or destruction to such Premises that occurs after the date of the Purchase Agreement.

“Proposal” shall have the meaning set forth in Section 8.1(b) hereof.

“Proposed Transferee” shall have the meaning set forth in Section 8.1(b) hereof.

“Purchase Agreement” shall mean that certain Agreement for Acquisition and Transfer of Real Property dated February 19th, 2013, as amended, by and between the Managing Member and the Non-Managing Member, which has been assigned to the Project Owner.

“Put Closing Date” shall have the meaning set forth in Section 8.4(b) hereof.

“Put Notice” shall have the meaning set forth in Section 8.4(a) hereof.

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“Put Right” shall have the meaning set forth in Section 8.4(a) hereof.

“REIT” shall mean United Realty Trust Incorporated, a Maryland corporation.

“Responding Party” shall have the meaning set forth in Section 8.3(e)(iv) hereof.

“Sale Notice” shall have the meaning set forth in Section 8.1(c) hereof.

“Selling Member” shall have the meaning set forth in Section 8.1(b) hereof.

“Subject Interests” shall have the meaning set forth in Section 8.1(b) hereof.

“Subsidiary” shall mean, individually and collectively, the Project Owner and any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, a majority of the total voting power of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (b) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, the Company or a Subsidiary thereof shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if the Company or a Subsidiary thereof shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control or have the right to appoint, as the case may be, the managing director, manager, board of advisors, a general partner or other governing body of such partnership, limited liability company, association or other business entity by means of ownership interest, agreement or otherwise.

“Tag-Along Exercise Notice” shall have the meaning set forth in Section 8.1(c) hereof.

“Tag-Along Right” shall have the meaning set forth in Section 8.1(c) hereof.

“Tagging Member” shall have the meaning set forth in Section 8.1(c) hereof.

“Tax Matters Member” shall have the meaning set forth in Section 6.10 hereof.

“Tenant” shall have the meaning set forth in Section 8.3(a).

“Transaction Documents” means, collectively, this Agreement, the Purchase Agreement, and the other agreements, instruments and certificates to be delivered pursuant hereto or thereto.

“Transfer” means to transfer, sell, assign, pledge, hypothecate, give, grant or create a security interest in or lien on, place in trust (voting or otherwise), assign an interest in or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any Membership Interest.

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“Trigger Event” shall have the meaning set forth in Section 8.3(a).

“Unrecovered Additional Contributions” of a Member as of any date shall mean the aggregate Additional Capital Contributions from time to time made by a Member pursuant to Section 3.3 hereof made by such Member minus the total distributions to such Member pursuant to sections 6.1 (b) (ii) and 6.1 (c) (ii) hereof on or before the date in question.

“Unrecovered Contributions” of a Member as of any date shall mean the aggregate Capital Contributions from time to time made by such Member minus the total distributions to such Member on or before the date in question (other than distributions to such Member representing payment of the Preferential Return).

“Unrecovered OP Unit Contribution” shall equal (a) the Unrecovered Contributions of the Non-Managing Member at the date of the issuance of the Exchange Units reduced by (b) $11 times the number of Exchange Units and/or shares of Exchange Common Stock which are transferred by the Non-Managing Member (other than any exchange of Exchange Units for Exchange Common Stock).

“Withdrawal Event” shall have the meaning set forth in Section 10.1(b) hereof.

ARTICLE II
FORMATION OF THE COMPANY

Section 2.1           Formation. The Company was formed as a Delaware limited liability company under the Act upon the filing of the Certificate with the Secretary of State of the State of Delaware on March 18, 2013.

Section 2.2           Name. The name of the Company is United 2520 Tilden, LLC. The business of the Company may be conducted in compliance with all applicable laws under any other name designated by the Managing Member from time to time.

Section 2.3           Principal Place of Business. The principal place of business of the Company shall be c/o United Realty Capital Operating Partnership, L.P., 44 Wall Street, Second Floor, New York, New York 10005. The Managing Member may at any time and from time to time change the location of the Company’s registered and principal office and the identity of the registered agent, and shall give due notice of any such change to the Members.

Section 2.4           Registered Office and Registered Agent. The Company’s registered agent and office in Delaware shall be as set forth in the Certificate. From time to time, the Managing Member may designate another registered agent and/or registered office.

Section 2.5           Term. The term of the Company commenced on the date of filing of the Certificate, and shall continue until dissolved in accordance with the terms of this Agreement.

Section 2.6           Purpose. The purpose of the Company is (x) to directly or indirectly own, manage, operate, improve, finance, refinance, develop, redevelop, construct, renovate, market, lease, sell and otherwise deal with and dispose of the Property and (y) to conduct all activities reasonably necessary or desirable to accomplish the foregoing purposes.

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Section 2.7           Powers. The Company shall have the power and authority to take any and all actions determined by the Managing Member to be necessary, appropriate, proper, advisable, incidental or convenient to, or for the furtherance of, the purpose set forth in Section 2.6 hereof.

Section 2.8           Classification of the Company for Tax Purposes. The Members hereby acknowledge their intention that the Company be classified, for federal and state income tax purposes, as a partnership and not as an association taxable as a corporation pursuant to Section 7701(a)(2) of the Code and the regulations promulgated thereunder. Each Member, by its execution or acceptance of this Agreement, (i) agrees that the provisions of this Agreement shall be applied and construed in a manner to give full force and effect to such intent and (ii) covenants and agrees that it will file its own federal and state income tax return in a manner that is consistent with tax classification of the Company as a partnership and will not take any action which is inconsistent with such classification.

ARTICLE III
MEMBERS; CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 3.1           Members. The name and respective Capital Contribution of each Member as of the date hereof are set forth on Exhibit A hereto. To the extent that any adjustment of Exhibit A is required pursuant to this Agreement, whether as a result of the Transfer of any Membership Interest (or any portion thereof), the admission of any additional Member, or otherwise as provided herein, the parties hereto acknowledge and agree that Exhibit A shall automatically be deemed amended and restated to reflect the correct name and Capital Contribution of each Member in accordance with the books and records of the Company without further action by any of the parties hereto.

Section 3.2           Capital Contributions. The Members shall have made or deemed to have made such Capital Contributions to the Company as are reflected on Exhibit A hereto.

Section 3.3           Additional Capital Contributions.

(a)          If at any time or from time to time the Managing Member determines that additional funds are required for the Company, the Managing Member may (but shall not be obligated to) make an Additional Capital Contribution to the Company. Prior to making any Additional Capital Contribution to the Company, the Managing Member shall deliver written notice (a “Additional Capital Contribution Notice”) to the Non-Managing Member setting forth the amount of such proposed Additional Capital Contribution (the “Additional Capital Contribution Amount”). The Non-Managing Member shall have the right, at any time within five business days after the date of delivery of an Additional Capital Contribution Notice, to contribute to the Company its pro rata share (based on its Unrecovered Contributions as a percentage of all Unrecovered Contributions of all the Members) of such Additional Capital Contribution Amount. Except as otherwise set forth in this Section 3.3(a), no Member may make an Additional Capital Contribution without the written consent of the Managing Member.

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(b)          The Managing Member may not create additional classes or series of Membership Interests (each such class or series, a “New Class”) without the prior written consent of the Non-Managing Member. In addition to the Additional Capital Contributions pursuant to clause (a) above, the Company may however issue additional Membership Interests (including Membership Interests of any New Class) to any Person on terms and conditions as determined by the Members.

Section 3.4           Capital Accounts.

(a)          Establishment of Capital Accounts. There shall be established for each Member on the books of the Company a capital account (“Capital Account”). The Capital Accounts shall be adjusted from time to time to reflect the Members’ allocable shares of Net Profits or Net Losses, special allocations pursuant to Section 7.2, distributions pursuant to Section 6.1(b) and as otherwise required by the Code and Treasury Regulations, including but not limited to the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). The Managing Member may adjust the value of the Company’s property, and reflect such adjustment in the Capital Accounts of the Members, in the circumstances contemplated by Treasury Regulations Section 1.704-1(b)(2)(iv)(f) if the Managing Member determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members.

(b)          Certain Adjustments. If allocations are required pursuant to Article VII hereof, then the adjustments to the Capital Accounts of the Members in respect of the property described therein shall be made in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations to them of depreciation, depletion, amortization and gain or loss as computed for book purposes, and no further adjustments shall be made to the Capital Accounts to reflect the Members’ shares of the corresponding tax items. For purposes of computing such adjustments to the Capital Accounts, the Managing Member shall utilize the same method of computing depreciation, depletion or amortization with respect to such property as that utilized for federal income tax purposes except that the property’s value for book purposes shall be used rather than its adjusted tax basis.

(c)          Adjusted Capital Accounts. The Company shall establish and maintain an Adjusted Capital Account for each Member in its books.

(d)          Transfer of Capital Accounts. In the event of any Transfer of any Membership Interest in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest. The transferring Member and the assignee shall have agreed in writing to provide the Company with any information requested by the Managing Member and/or officers relating to the Company’s obligation to make basis adjustments under Section 743 of the Code (including, without limitation, the Company’s obligations under Section 6031(b) of the Code).

(e)          No Member shall have any liability to restore all or any portion of a deficit balance in such Member’s Capital Account.

Section 3.5           Withdrawal or Reduction of Members’ Contributions to Capital.

(a)          Except as provided in Section 9.2 hereof, a Member shall not receive out of Company Property any part of its Capital Contribution until all liabilities of the Company, except liabilities to Members on account of their Capital Contributions, have been paid or there remains property of the Company sufficient to pay them.

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(b)          Except as provided in Section 9.2 hereof, a Member, irrespective of the nature of its Capital Contribution, has only the right to receive cash in return for its Capital Contribution.

Section 3.6           Return of Capital. No Member shall be liable for the return of the Capital Contributions (or any portion thereof) of any other Member, it being expressly understood that any such return shall be made solely from the assets of the Company.

Section 3.7           Loans. In the event that the Company requires additional funds to carry out its purposes, to conduct its business, or to meet its obligations, the Company may borrow funds from such lender(s), including the Managing Member, and on such terms and conditions as are approved by the Managing Member. No loan made to the Company by any Member shall constitute a Capital Contribution to the Company for any purpose.

ARTICLE IV
RIGHTS AND DUTIES OF MANAGING MEMBER

Section 4.1           Management.

(a)          The Company shall be managed by the Managing Member.

(b)          The Managing Member shall have the right, power and authority, on behalf of and in the name of the Company, to carry out the day-to-day objectives and purposes of the Company.

(c)          All documents, instruments and agreements and the like to be executed by the Company shall be executed and delivered by the Managing Member.

(d)          Except as set forth in Section 4.1(e) and (f) and otherwise set forth in this Agreement, the Managing Member shall have the sole and exclusive right, power and authority to make all decisions on behalf of the Company, including, without limitation, the following decisions:

(i)          To manage, operate, improve, finance, refinance, develop, redevelop, construct, renovate, market, lease, sell and otherwise deal with and dispose of the Property, and to enter into one or more Loans and execute and deliver Loan Documents in connection therewith, and to take any action, or refrain from taking any action, under, pursuant to, or in furtherance thereof (including, without limitation, prepaying any Loan or borrowing additional funds pursuant to the terms of any Loan Documents);

(ii)         To (A) sell, exchange or otherwise dispose of all or any portion of any Company Property or (B) finance, refinance or securitize all or any part of any Company Property;

(iii)        To acquire, hold and own any additional Company Property in the name of the Company;

(iv)        To grant any lien, claim or encumbrance upon any Company Property;

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(v)         To enter into agreements with Affiliates of the Company;

(vi)        (A) file any voluntary petition in bankruptcy on behalf of the Company, (B) consent to the filing of any involuntary petition in bankruptcy against the Company, (C) file any petition seeking, or consenting to, reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency with respect to the Company, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, (E) make any assignment for the benefit of creditors of the Company, (F) admit in writing the inability of the Company to pay its debts generally as they come due, and (G) take any action on behalf of the Company in furtherance of any such action;

(vii)       To cause the voluntary dissolution of the Company and to take all actions in connection with such dissolution;

(viii)      To institute any legal proceeding in the name of the Company, settle any legal proceeding against the Company and confess any judgment against the Company or any Company Property;

(ix)         Change the Company’s entity type from a limited liability company;

(x)          With respect to any indebtedness for money borrowed by the Company or any subsidiary entity, (A) to obtain any such loans and to approve all material terms included in the loan documents related thereto, and/or (B) to effect any amendment, modification or other alteration to such material terms; and

(xi)         To do and perform all other acts as the Managing Member may determine to be necessary, appropriate, proper, advisable, incidental or convenient to implement or otherwise to conduct the Company’s business.

(e)          Notwithstanding anything set forth in Section 4.1(d) above, prior to the occurrence of a Trigger Event or termination of the Put Right and Call Right, Managing Member shall require the consent of Non-Managing Member before taking any of the following actions:

(i)          The actions set forth in Section 4.1(d)(vi), Section 4.1(d)(vii) and Section 4.1(d)(ix).

(ii)         Acquire any land or other real property or interest therein other than the Property.

(iii)        Change the nature of the business of the Company or any Subsidiary or owning and managing and operating the Property.

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(f)          Notwithstanding the provisions of Section 4.1(d)(i), prior to the occurrence of a Trigger Event or termination of the Put Right and Call Right, the Managing Member agrees not to sell or otherwise transfer1 the Property for an amount that results in the Unrecovered Contributions of the Non-Managing Member to be greater than zero, unless prior to such transaction:

(i)          The Managing Member delivers a written notice (the “ Sale Offer Notice”) to the Non-Managing Member which shall (i) set forth the material terms on which the Company proposes to sell the Property to the Non-Managing Member and (ii) set forth and constitute a binding offer to sell its Membership Interest at the price equal to the amount that the Managing Member would have received as a result of such proposed sale after application of the sales proceeds through to the provisions of Section 6.1(c) hereof (the “Property Offer Price”) and otherwise in accordance with the terms and provisions of this Section (collectively, the “Sale Offer Terms”). The Non-Managing Member shall have 30 days from the receipt of the Sale Offer Notice (the “Sale Election Period”) to accept or reject the offer pursuant to the Sale Offer Notice in writing. If the non-Managing Member shall fail to respond within such thirty (30) day period then Managing Member shall give to Non-Managing Member a second notice that shall specifically state in bold and capital letters that the Non-Managing Member must respond within five (5) days, and if Non-Managing Member shall fail to respond to such second notice within five (5) days following that date that such second notice is given, then the Non-Managing Member shall be deemed to have rejected the offer pursuant to the Sale Offer. If the Non-Managing Member accepts the offer pursuant to the Sale Offer Notice the Managing Member shall be obligated to sell its Membership Interest to the Non-Managing Member for a purchase price equal to the Property Offer Price and on such other terms and conditions as set forth in the Sale Offer Notice. If the Non-Managing Member elects to purchase the Managing Member’s Membership Interest, then the closing shall take place on the date set forth in the Sale Offer Notice, which shall be a date no later than 30 days after the date that the Non-Managing Member sent its notice accepting the offer.

Section 4.2           Bank Accounts. The Managing Member may from time to time open bank accounts in the name of the Company, and shall be the sole signatory thereon, unless the Managing Member determines otherwise.

Section 4.3           Other Power and Authority. Unless authorized in writing to do so by this Agreement, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been authorized in writing by the Managing Member to act as an agent of the Company in accordance with the previous sentence.

1 In this section, a transfer of the Property does not include the granting of a lien in connection with the financing of the acquisition of the Property.

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Section 4.4           Liability for Certain Acts; Exculpation. The Managing Member shall devote such time to the Company business as the Managing Member deems to be necessary or desirable in connection with its duties and responsibilities hereunder. So long as the Managing Member is not grossly negligent and does not engage in willful misconduct in performing its duties, it shall have no liability by reason of being or having been the Managing Member of the Company. The Managing Member does not, in any way, guarantee a profit for the Members from the operations of the Company. The Managing Member shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless and only to the extent that the loss or damage is primarily attributable to the direct gross negligence or willful misconduct of the Managing Member.

Section 4.5           No Exclusive Duty to Company. The Members recognize that the Members and their respective officers, directors, shareholders, members, partners, employees and Affiliates have or may have in the future other business interests, activities and investments, some of which may be in conflict or competition with the business of the Company, and that the Members and their respective officers, directors, shareholders, members, partners, employees and Affiliates are entitled to carry on such other business interests, activities and investments. The Members and their respective officers, directors, shareholders, members, partners, employees and Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, including, without limitation, owning, financing, acquiring, leasing, promoting, developing, improving, operating, managing and servicing real and personal property on its own behalf or on behalf of other entities with which any Member is affiliated or otherwise. The Members and their respective officers, directors, shareholders, members, partners, employees and Affiliates may engage in such activities, whether or not competitive with the Company, without any obligation to offer any interest in such activities to the Company or to the other Members. Neither the Company nor any other Member shall have any right, by virtue of this Agreement or otherwise, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

Section 4.6           Indemnity of Managing Member, Employees and Other Agents. The Company shall, to the fullest extent permitted by applicable law, indemnify and defend the Managing Member and its Affiliates, officers, directors, employees, shareholders, partners, members, agents, representatives, successors and assigns (each individually an “Indemnified Party”) and hold each Indemnified Party harmless from and against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and expenses) which such Indemnified Party may suffer or incur or to which such Indemnified Party may become subject, arising from or in connection with this Agreement or the Company’s business or affairs, except for (and only to the extent that) any loss, claim, damage, liability or expense attributable to the gross negligence or willful misconduct of such Indemnified Party. If any Indemnified Party becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising from or in connection with this Agreement or the Company’s business or affairs, the Company shall reimburse such Indemnified Party for its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as and when they are incurred, provided that such Indemnified Party shall promptly repay to the Company the amount of any such reimbursed expenses if it shall ultimately be determined that such Indemnified Party was not entitled to be indemnified by the Company in connection with such action, proceeding or investigation. If for any reason (other than the gross negligence or willful misconduct of the Indemnified Party in question) the foregoing indemnification is unavailable to the Indemnified Party in question or is insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by the Indemnified Party in question as a result of such loss, claim, damage, liability or expense, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Indemnified Party in question on the other hand or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations.

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Section 4.7           Waiver, Release and Indemnity by Non-Managing Member. The Non-Managing Member acknowledges and agrees that, in exercising the authority granted to the Managing Member in this Agreement, to the fullest extent permitted by law, the Managing Member shall have no duty, obligation or liability to the Non-Managing Member or any Affiliate thereof or any other Person whatsoever, it being understood that the Managing Member shall be entitled to exercise such authority in any manner it deems necessary or desirable to fulfill any of the Managing Member’s objectives. The Non-Managing Member hereby (i) absolutely, unconditionally and irrevocably releases, waives, relinquishes, renounces and discharges forever Managing Member and its Affiliates from any and all claims, covenants, contracts, agreements, promises, judgments, demands, actions or manner of actions, resulting or arising as a result of Managing Member’s exercise of the rights granted to it under this Agreement; and (ii) to the fullest extent permitted by law, agrees to indemnify Managing Member and its Affiliates and hold Managing Member and its Affiliates harmless from and against any and all costs, expenses and other liabilities of any kind incurred by Managing Member or its Affiliates as a result of any claim, action or proceeding brought by or on behalf of the Non-Managing Member (other than as a result of a breach of this Agreement by the Managing Member or as a result of gross negligence or willful misconduct of the Managing Member), any direct or indirect investor in the Non-Managing Member or any other Person, predicated on the existence of or otherwise relating to any of the rights waived or released in this Section 4.7.

ARTICLE V
RIGHTS AND OBLIGATIONS OF MEMBERS

Section 5.1           Limitation of Liability. Each Member’s liability shall be limited as set forth in this Agreement and the Act.

Section 5.2           Company Debt Liability. A Member will not be personally liable for any debts or losses of the Company beyond its Capital Contribution except as provided in Section 5.8 herein.

Section 5.3           List of Members. Upon written request of any Member, the Managing Member shall provide a list showing the names and addresses of all Members.

Section 5.4           Company Books. The Managing Member shall maintain and preserve, during the term of the Company, the accounts, books, and other relevant Company documents described in Section 6.8 hereof. Upon reasonable written request, each Member shall have the right, at a time during ordinary business hours, to inspect and copy, at the requesting Member’s expense, the Company documents which the Member, in its discretion, deems appropriate.

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Section 5.5           Reports. The Managing Member shall prepare and distribute to the other Members the following:

(a)          Not later than 30 days following the end of each calendar quarter, the Managing Member shall deliver to the Members unaudited financial statements of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles (GAAP); and

(b)          The Managing Member shall deliver to the Members any reports required to be provided to lenders of the Company and/or its Subsidiaries.

The costs incurred by the Managing Member in connection with this Section 5.5 shall be an expense of the Company.

Section 5.6           Company Property; Nature of Interests in the Company. All Property of the Company shall be owned by the Company subject to the terms and provisions of this Agreement, and no Member shall have any interest in any specific asset of the Company. The Membership Interests of all Members in the Company are personal Property.

Section 5.7           Priority. Except as may be expressly provided in Sections 6.1(b) and 9.2(b) hereof, and except with respect to loans made by the Managing Member to the Company, no Member shall have priority over any other Member as to distributions.

Section 5.8           Liability of a Member to the Company. A Member who receives a distribution from the Company is liable to the Company only to the extent provided by the Act.

Section 5.9           Exculpation. No Member shall be liable to the Company or to any other Member for damages (including, without limitation, consequential damages) for any losses, claims, damages or liabilities arising from any act or omission performed or omitted by it in connection with this Agreement or the Company’s business or affairs except (and to the extent of) any such loss, claim, damage or liability attributable to the gross negligence or willful misconduct of such Member.

ARTICLE VI
DISTRIBUTIONS, ALLOCATIONS,
INCOME TAX, ELECTIONS AND REPORTS

Section 6.1           Distributions.

(a)          General Principles.

(i)          The Managing Member shall determine the amounts available for distribution and the timing of distributions, taking into account all debts, liabilities, and obligations of the Company then due, and working capital and other amounts deemed necessary for the Company or to place into reserves for customary and usual claims with respect to the Company; provided, however, if any Net Operating Cash Flow exists the Company shall make at least one distribution of Net Operating Cash Flow at least once during a calendar year, however the Company shall endeavor to make monthly distributions of Net Operating Cash Flow to the Members in accordance with the terms of this Agreement. The Managing Member may periodically review any reserves created and may increase such reserves or release any excess amounts in such reserves for distribution in accordance with this Article VI.

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(ii)         Distributions shall be made only to such Person who, according to the books and records of the Company, is the holder of record of a Membership Interest on the actual date of distribution. Neither the Company nor any Member shall incur any liability for making distributions in accordance with the provisions of the preceding sentence, whether or not the Company or the Member has knowledge or notice of any transfer or purported transfer of ownership of any Membership Interest.

(iii)        Except as provided in Section 9.2 hereof, a Member has no right to demand and receive any distribution in any form other than cash. The Managing Member, in its sole discretion, shall determine the amounts available for distribution

(b)          Distribution of Net Operating Cash Flow. Net Operating Cash Flow available for distribution on each monthly distribution date shall be distributed to the Members as follows:

i.            first, to the Members, pro rata and pari passu in accordance with their respective Unrecovered Additional Contributions made pursuant to Section 3.3 hereof, if any, until the Members’ Preferential Return with respect to Unrecovered Additional Contributions made pursuant to Section 3.3 is reduced to zero;

ii.         second, to the Members, pro rata and pari passu in accordance with their respective Unrecovered Additional Contributions made pursuant to Section 3.3 hereof, if any, until the Members’ Unrecovered Additional Contributions made pursuant to Section 3.3 is reduced to zero;

iii.         third, until the issuance of Exchange Units to the Non-Managing Member, to the Non-Managing Member the Preferential Return on the Non-Managing Member Unrecovered Contributions with respect to Capital Contributions other than Unrecovered Additional Contributions made pursuant to Section 3.3 is reduced to zero;

iv.         fourth, following the issuance of Exchange Units to the Non-Managing Member, to the Non-Managing Member, until the Adjusted Non-Managing Member Preferential Return Distribution is reduced to zero;

v.           fifth, to the Managing Member.

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(c)          Distribution of Net Capital Proceeds. Net Capital Proceeds available for distribution on each distribution date shall be distributed to the Members shall be distributed to the Members as follows:

i.            first, to the Members, pro rata and pari passu in accordance with their respective Unrecovered Additional Contributions made pursuant to Section 3.3 hereof, if any, until the Members’ Preferential Return with respect to Unrecovered Additional Contributions made pursuant to Section 3.3 is reduced to zero;

ii.         second, to the Members, pro rata and pari passu in accordance with their respective Unrecovered Additional Contributions made pursuant to Section 3.3 hereof, if any, until the Members’ Unrecovered Additional Contributions made pursuant to Section 3.3 is reduced to zero;

iii.         third, until the issuance of Exchange Units to the Non-Managing Member, to the Non-Managing Member until the Non-Managing Member Preferential Return with respect to Capital Contributions other than Unrecovered Additional Contributions made pursuant to Section 3.3 is reduced to zero;

iv.         fourth, following the issuance of Exchange Units to the Non-Managing Member, to the Non-Managing Member, until the Adjusted Non-Managing Member Preferential Return Distribution is reduced to zero;

v.           fifth, to the Managing Member, until the Managing Member Preferential Return is reduced to zero;

vi.         sixth, prior to the issuance of Exchange Units to the Non-Managing Member, to the Non-Managing Member until the Non-Managing Member’s Unrecovered Contribution is reduced to zero;

vii.         seventh, to the Managing Member.

Section 6.2           Limitation Upon Distributions.

(a)          Notwithstanding anything to the contrary, no distribution or return of Capital Contribution shall be declared and paid if, after such distribution or return is made:

(i)          the Company would be insolvent; or

(ii)         the net assets of the Company would be less than zero.

(b)          The Managing Member may base a determination that a distribution or return of Capital Contribution may be made under Section 6.2(a) in good faith reliance upon a balance sheet and profit and loss statement of the Company represented to be correct by the person having charge of its books of account or certified by an independent public or certified public accountant or firm of accountants to fairly reflect the financial condition of the Company.

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Section 6.3           Allocations. Article VII hereof sets forth a description of certain tax allocations by the Company.

Section 6.4           Accounting Principles. All decisions as to accounting principles for the Company shall be made by the Managing Member subject to the terms of this Agreement.

Section 6.5           Interest on and Return of Capital Contributions. No Member shall be entitled to interest on its Capital Contribution.

Section 6.6           Loans to Company. Except as set forth in Section 3.7, nothing in this Agreement shall prevent any Member from making secured or unsecured loans to the Company by agreement with the Company.

Section 6.7           Accounting Period. The Company’s accounting period shall be the calendar year.

Section 6.8           Records. At the expense of the Company, the Managing Member shall maintain or cause to be maintained the books, records and accounts of all operations and expenditures (collectively, the “Records”) of the Company; provided, however, that, to the maximum extent permitted by law, the Non-Managing Member shall have no right to receive, inspect or otherwise obtain the Records of the Company (including, without limitation, Records relating to any Subsidiary or the Property), other than the right to receive informational returns (including K-1 forms) pursuant to Section 6.9(a) hereof.

Section 6.9           Tax Returns and Tax Elections.

(a)          The Managing Member shall cause to be prepared and filed, at the expense of the Company, all required state and federal informational tax returns for the Company on or before the date that such returns are due, and shall cause to be prepared and delivered to all Members, by March 15 of each year, all completed informational returns due to the Members, including, without limitation, K-1 forms. All expenses incurred in connection with the above shall be borne by the Company.

(b)          Except as otherwise expressly provided herein, the Managing Member shall make all applicable elections, determinations and other decisions under the Code (or any other federal or state law), including, without limitation, the deductibility of a particular item of expense and the positions to be taken on the Company’s tax return, and shall approve the settlement or compromise of all audit matters raised by the Internal Revenue Service or other taxing authority affecting the Members generally. The Members each shall take reporting positions on their respective federal, state and local income tax returns consistent with the positions determined for the Company.

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Section 6.10         Tax Matters Member.

(a)          The Managing Member is designated the “Tax Matters Partner” (as defined in Code Section 6231 and for purposes of this Agreement defined as the Tax Matters Member), and, subject to the further terms of this Section 6.10, is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including, without limitation, administrative and judicial proceedings, subject to the further terms of this Section 6.10, and to expend Company funds for professional services and costs associated therewith. The Members agree to cooperate with each other and to do or refrain from doing any and all things reasonably required to conduct such proceedings. All expenses incurred in connection with any such audit and with any other tax investigation, settlement or review shall be borne by the Company.

(b)          In the event that the Company shall be the subject of an audit by any federal, state or local taxing authority, to the extent that the Company is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Member shall be authorized to act for, and its decision shall be final and binding upon, the Company and each Member thereof; provided, however, that the Tax Matters Member shall (i) notify the Members of any administrative proceeding with respect to the Company pursuant to Section 6223(c) of the Code, (ii) furnish the Members with any material correspondence or communication relating to the Company from the Internal Revenue Service received by the Tax Matters Member, (iii) consult with the other Members prior to taking any material action relating to the tax affairs of the Company, and (iv) make all decisions affecting the tax affairs of the Company in good faith using its reasonable business judgment (it being understood and agreed that for the purposes of this Agreement, the term “reasonable business judgment” shall refer to the “business judgment rule” as the same would be applied under applicable law if the Person in question were a director of a corporation).

(c)          The Company shall indemnify and reimburse the Tax Matters Member for all reasonable expenses, including, without limitation, legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members.

ARTICLE VII
TAX ALLOCATIONS

Section 7.1           Allocations of Net Profits and Net Losses Generally. Except as otherwise provided in this Agreement, Net Profits, Net Losses and, to the extent necessary, individual items of income, gain, loss or deduction, of the Company shall be allocated among the Members in a manner such that, after giving effect to the special allocations set forth in Section 7.2, the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal proportionately to the distributions that would be made to such Member pursuant to Section 6.1(c) and Section 9.2(b) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and the net assets of the Company were distributed in accordance with Section 6.1(c) and Section 9.2(b) to the Members immediately after making such allocation.

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Section 7.2           Special Allocations. Notwithstanding any other provision of this Agreement, the following allocations shall be made prior to any other allocations under this Agreement and in the following order of priority:

(a)          Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of this Article VII, if there is a net decrease in Company Minimum Gain during any fiscal year, each Member shall be specially allocated items of company income and gain for such fiscal year (and, if necessary, for subsequent fiscal years), in an amount equal to such Member’s share of the net decrease in Company Minimum Gain determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member thereto. The items so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations, and shall be interpreted consistently therewith.

(b)          Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Article VII, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year, then each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years), in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member thereto. The items so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Treasury Regulations, and shall be interpreted consistently therewith.

(c)          Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account deficit of such Member, if any, as quickly as possible, provided that an allocation pursuant to this Section 7.2(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account deficit after all other allocations provided for in this Article VII have been tentatively made as if this Section 7.2(c) were not in this Agreement. The allocation contained in this Section 7.2(c) is intended to comply with the qualified income offset requirement in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, and shall be interpreted consistently therewith.

(d)          Gross Income Allocation. If any Member has a deficit Capital Account at the end of any fiscal year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 7.2(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article VII have been made as if Section 7.2(c) and this Section 7.2(d) were not in the Agreement.

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(e)          Nonrecourse Deductions, if any, for any fiscal year or period shall be allocated to the Members pro rata in accordance with their Unrecovered Contributions.

(f)          Any Member Nonrecourse Deduction shall be allocated to the Member that bears the economic risk of loss with respect to the loan giving rise to such deduction within the meaning of Treasury Regulations Section 1.752-2.

Section 7.3           Tax Allocations; Code Section 704(c). Generally, for federal income tax purposes, all items of income gain, loss, deduction and credit shall be allocated among the Members in the same proportion as Net Profits and Net Losses are allocated. In the case of contributed property, items of income, gain, loss, deduction and credit, as determined for federal income tax purposes, shall be allocated first in a manner consistent with the requirements of Section 704(c) of the Code to take into account the difference between the Gross Asset Value of such property and its adjusted tax basis at the time of contribution. The method under Section 704(c) of the Code and the Treasury Regulations thereunder shall be determined by the Managing Member.

ARTICLE VIII
TRANSFERABILITY

Section 8.1           General; Right of First Offer; Tag Along.

(a)          Except as otherwise provided in this Article VIII, each Member shall have the right, in its sole discretion to Transfer, directly or indirectly, all or any part of its Membership Interest in the Company without the prior written consent of the other Members; provided, however, that (i) the Managing Member may Transfer its Membership Interest to a third party so long as after giving effect to such Transfer, the Managing Member and its Affiliates collectively retain an interest in twenty percent (20%) of the Company and remain as the Managing Member of the Company and (ii) any Transfer by the Non-Managing Member (other than a Transfer of all or any part of its Membership Interest to an Affiliate) shall be subject to Section 8.1(b) for so long as the Company is not in default of its obligations pursuant to Section 8.4. As a condition to the effectiveness of any Transfer of a Membership Interest hereunder, the transferee of such Membership Interest shall agree to be bound by the terms and conditions of this Agreement.

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(b)          If the Non-Managing Member desires to Transfer all or any portion of its Membership Interest (other than a Transfer of all or any part of its Membership Interest to an Affiliate or immediate family members), then the Non-Managing Member (the “Selling Member”) shall first deliver a written notice (the “Offer Notice”) to the Managing Member (the “Non-Selling Member”) indicating the Interests proposed to be Transferred (the “Subject Interests”). In the event the Non-Selling Member desires to purchase the Subject Interests, then the Non-Selling Member shall have 30 days from the receipt of the Offer Notice (the “Election Period”) to deliver a proposal (the “Proposal”) to the Selling Member which Proposal shall (i) set forth the material terms on which the Non-Selling Member proposes to purchase the Subject Interests and (ii) set forth and constitute a binding offer to purchase the Subject Interests at the price (the “Offer Price”) and on the terms set forth in the Proposal and otherwise in accordance with the terms and provisions of this Section 8.1(b) (collectively, the “Offer Terms”). The Selling Member shall have 30 days from the receipt of the Proposal to accept or reject the Offer Terms in writing. In the event that the Selling Member fails to timely deliver any written response to a Proposal, it shall be deemed to have rejected the Offer Terms. If the Selling Member accepts a Proposal it shall be obligated to sell the Subject Interests to the Non-Selling Member in accordance with the Offer Terms. If the Selling Member elects to sell the Subject Interests to the Non-Selling Member, then the closing on the Transfer shall take place on the date set forth in the Proposal, which shall be a date no later than 30 days after the date that the Proposal was sent by the Non-Selling Member. If the Non-Selling Member does not deliver to the Selling Member a Proposal during the Election Period, the Non-Selling Member shall be deemed to have waived and affirmatively relinquished its right of first offer under this Section 8.1(b) with respect to any Transfer of the Subject Interests for a period of six (6) months after the delivery of any Offer Notice. If the Selling Member rejects (or is deemed to have rejected) any Proposal, the Selling Member may immediately, and at any time during the six (6) month period subsequent to the delivery of the Proposal, sell the Subject Interests to any Person (the “Proposed Transferee”), at a price which is not less than one hundred percent (100%) of the Offer Price and on terms and conditions generally no less favorable than the Offer Terms (provided that all material components of the Offer Terms shall be unchanged). Should the Selling Member not consummate the sale of the Subject Interests to the Proposed Transferee within six (6) months of the delivery of the Offer Notice, then any subsequent Transfer of the Selling Member’s Membership Interest (other than a Transfer of all or any part of its Membership Interest to an Affiliate) shall be subject to the provisions of this Section 6.1(b).

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(c)          If the Managing Member proposes to Transfer any or all of its Membership Interest such that the Managing Member and its Affiliates no longer retain at least 20% of their original interest in the Company, then the Managing Member shall provide written notice (a “Sale Notice”) thereof to the Non-Managing Member (the “Tagging Member” for the purposes of this Section 8.1(c)) disclosing the identity of the proposed transferee, the consideration payable to the Managing Member, and a summary of the other material business terms of such transaction, as applicable. The Tagging Member shall have the right, in its sole discretion, to continue to retain its Membership Interest, or to Transfer, concurrently with the Transfer by the Managing Member, all of the Tagging Member’s Membership Interest on the same terms, including a proportionate valuation and receipt of proportionate consideration (the “Tag-Along Right”), by written notice (the “Tag-Along Exercise Notice”) of the exercise of the Tag-Along Right to the Managing Member within 30 days after Managing Member’s delivery of the Sale Notice. In the event that the Tagging Member fails to send the Managing Member a Tag-Along Exercise Notice within 30 days after the Managing Member’s delivery of the Sale Notice, the Tagging Member will be deemed to have elected to continue to retain its Membership Interest in the Company. If the Tagging Member exercises the Tag-Along Right, the Managing Member shall attempt to have all of the Membership Interests of the Managing Member and the Tagging Member included in such Transfer; and if the proposed transferee is unwilling to purchase all of such Membership Interests, no Member shall be permitted to Transfer its Membership Interest to such proposed transferee. In the event that the Tagging Member exercises its Tag-Along Right, from and after its receipt of the Tag-Along Exercise Notice, the Managing Member shall keep the Tagging Member reasonably informed as to the status of the Managing Member’s negotiations and shall promptly notify the Tagging Member of all proposed changes to any material terms. If there is a reduction in the amount of consideration payable to the Tagging Member or a change in the method of payment of such consideration (e.g., instead of cash, the Tagging Member will be paid in marketable securities) after its delivery of a Tag-Along Exercise Notice, the Managing Member shall be obligated to deliver notice thereof to the Tagging Member, and the Tagging Member shall have 10 days following delivery of such notice to withdraw the Tag-Along Exercise Notice in writing; failure to withdraw such notice within such period shall be deemed a waiver of the Tagging Member’ rights under this sentence. The closing of any such Transfer shall occur on the date specified in writing by Managing Member to the Tagging Member, and at the closing each Member shall pay its ratable share of any transfer, gains or similar taxes (but not any income or capital gains taxes) arising out of such transaction (except that a Member which is exempt from the payment of same shall have no obligation in such regard). The Tagging Member’s Membership Interests shall be free and clear of any liens, encumbrances or any interests of any other Person and the Tagging Member shall execute (x) any and all documents required to fully transfer good and clear title to the Membership Interests, and (y) any other documentation reasonably required by Managing Member or the proposed transferee; provided, however, if the closing thereof does not occur within 90 days after the Tagging Member delivers a Tag-Along Exercise Notice, then such notice shall be deemed null and void; provided, further, the Managing Member shall remain obligated to comply with the provisions of this Section 8.1(c) in connection with any proposed Transfer of all or a portion of the Membership Interests held by the Managing Member from time to time. The Managing Member shall have no liability whatsoever to the Tagging Member if the Transfer described in a Sale Notice does not close. Anything to the contrary set forth herein notwithstanding, in the event that the Tagging Member exercises its Tag-Along Right and the proposed sale transaction is consummated, all of the net proceeds generated by the sale of the Membership Interests of the Selling Member and the Tagging Member shall be distributed in accordance with the provisions of Section 6.1(c) of this Agreement.

(d)          Any Transfer made or attempted to be made in violation of this Section 8.1 shall be null and void ab initio.

Section 8.2           Effect of Transfer. No new Member shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Managing Member may, at its option, at the time a Member is admitted, close the Company books (as though the Company's tax year had ended) or make pro rata allocations of loss, income and expense deductions to a new Member for that portion of the Company's tax year in which a Member was admitted in accordance with the provisions of Section 706(d) of the Code and the Treasury Regulations promulgated thereunder.

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Section 8.3           Managing Member Call Right.

(a)          If (i) the New York City Department of Homeless Services (“NYCD”) enters into a new agreement with a term of not less than two years to provide services to operate traditional housing units with Highland Park Development Corporation (the “Tenant”) at the Property and such new agreement is effective as of June 30, 2014, (ii) the NYCD enters into two consecutive agreements with a term of not less than one year each to provide services to operate traditional housing units with Tenant at the Property and such new agreements are effective as of June 30, 2014 and June 30, 2015 respectively, (iii) in the case of either (i) or (ii) above, has an operating budget of not less than the 2013 operating budget provided by Tenant to NYCD and attached as Exhibit C hereto and (iv) the Lease of the Property to the Tenant is in full force and effect and the Tenant is not in default thereunder (the events or conditions described in the foregoing clauses (i), (ii), (iii) and (iv) above are collectively referred to herein, the “Trigger Event”), then the Managing Member shall have the right (the “Call Right”), at its election by delivery upon 60 days prior written notice (the “Call Notice”) to the Non-Managing Member, to cause the Non-Managing Member to exchange all (but not less than all) of the Non-Managing Member’s Membership Interest for such number of OP Units equal to the quotient of the Unrecovered Contributions of the Non-Managing Member divided by Eleven Dollars ($11.00) (such OP Units, the “Exchange Units”). For avoidance of doubt, in the event the Trigger Event does not occur at anytime on or prior to June 30, 2014 (or June 30, 2015 in the case of (ii) above), the Call Right shall terminate and be of no further force and effect.

(b)          The closing of the Call Right pursuant to this Section 8.3 shall occur on the date specified in the Call Notice (such date being hereinafter referred to as the “Call Closing Date”), which shall be no earlier than 60 days but no later than 90 days after the date of delivery thereof to the Non-Managing Member.

(c)          On the Call Closing Date, (i) the Non-Managing Member shall deliver to the Managing Member an assignment of its Membership Interest, free and clear of any liens or encumbrances whatsoever, with no representations to the Managing Member other than it owns such Membership Interest free and clear of any liens or encumbrances, and that it has the power and authority to execute such assignment, together with a certificate of non-foreign status, (ii) the Managing Member shall deliver the Exchange Units to the Non-Managing Member, (iii) the Non-Managing Member and the Managing Member shall execute and deliver an Exchange Rights Agreement in the form attached hereto as Exhibit D, (iv) the Non-Managing Member shall execute and deliver to the Managing Member a signature page to the Managing Member’s agreement of limited partnership and (v) Exhibit A to the Managing Member’s agreement of limited partnership shall be amended to reflect the issuance of such Exchange Units. The Non-Managing Member and the Managing Member each agree to cooperate and take all actions and execute all documents reasonably necessary or appropriate to effect the transfer of the Non-Managing Member’s Membership Interest, the acquisition by the Managing Member of such Membership Interest and the acquisition by the Non-Managing Member of the Exchange Units as contemplated herein. Any transfer taxes payable in connection with the transfer of the Non-Managing Member’s Membership Interest in connection with the exercise of the Call Right shall be paid by the Non-Managing Member.

(d)          In the event that the Non-Managing Member does not timely execute any and all documents necessary to evidence and effect the transfer of its Membership Interest by the Call Closing Date, then the Managing Member is hereby appointed the attorney-in-fact of, and is hereby authorized on behalf of, the Non-Managing Member, to execute, acknowledge and deliver all such documents and take all such other actions as may be required to evidence and effect the transfer of the Non-Managing Member’s Membership Interest, the acquisition by the Managing Member of such Membership Interest and the acquisition of the Non-Managing Member of the Exchange Units as contemplated in this Section 8.3. Such appointment and authorization are coupled with an interest and are irrevocable.

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(e)          No fractional Exchange Units shall be issued on the Call Closing Date and in lieu thereof the Managing Member shall pay to the No-Managing Member an amount in cash equal to the product of (i) the fractional Exchange Unit to which the Non-Managing Member would otherwise be entitled and (ii) $11.00.

Section 8.4           Put Right.

(a)          If the Trigger Event occurs, then the Non-Managing Member shall have the right (the “Put Right”), at its election by delivery upon 60 days prior written notice (the “Put Notice”) to the Managing Member, to cause the Managing Member to issue to the Non-Managing Member, in exchange for all (but not less than all) of the Non-Managing Member’s Membership Interest, the Exchange Units. In the event the Trigger Event does not occur on or prior to June 30, 2014 (or June 30, 2015 in the case of clause (ii) of Section 8.3), the Put Right shall terminate and be of no further force and effect.

(b)          The closing of the Put Right pursuant to this Section 8.4 shall occur on the date specified in the Put Notice (such date being hereinafter referred to as the “Put Closing Date”), which shall be no earlier than 20 days but no later than 30 days after the date of delivery thereof to the Managing Member.

(c)          On the Put Closing Date, (i) the Non-Managing Member shall deliver to the Managing Member an assignment of its Membership Interest, free and clear of any liens or encumbrances whatsoever, with no representations to the Managing Member other than it owns such Membership Interest free and clear of any liens or encumbrances, and that it has the power and authority to execute such assignment, together with a certificate of non-foreign status, (ii) the Managing Member shall deliver the Exchange Units to the Non-Managing Member, (iii) the Non-Managing Member and the Managing Member shall execute and deliver an Exchange Rights Agreement in the form attached hereto as Exhibit D, (iv) the Non-Managing Member shall execute and deliver to the Managing Member a signature page to the Managing Member’s agreement of limited partnership and (v) Exhibit A to the Managing Member’s agreement of limited partnership shall be amended to reflect the issuance of such Exchange Units. The Non-Managing Member and the Managing Member each agree to cooperate and take all actions and execute all documents reasonably necessary or appropriate to effect the transfer of the Non-Managing Member’s Membership Interest, the acquisition by the Managing Member of such Membership Interest and the acquisition by the Non-Managing Member of the Exchange Units as contemplated herein. Any transfer taxes payable in connection with the transfer of the Non-Managing Member’s Interest in connection with the exercise of the Put Right shall be paid by the Non-Managing Member.

(d)          No fractional Exchange Units shall be issued on the Put Closing Date and in lieu thereof the Managing Member shall pay to the Non-Managing Member an amount in cash equal to the product of (i) the fractional Exchange Unit to which the Non-Managing Member would otherwise be entitled and (ii) $11.00.

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Section 8.5           Drag-Along.

(a)          Subject to the provisions of Section 4.1(f), if the Managing Member receives an offer from a third party dealing at arms length for at least 50% of the outstanding Membership Interests (which offer may include, without limitation, an offer pursuant to a merger, consolidation or similar transaction) which the Managing Member wishes to accept, then, upon 30 days written notice from the Managing Member to the Non-Managing Member, which notice shall include reasonable details of the proposed sale or exchange including the proposed time and place of closing and the form and amount of consideration to be received by the Non-Managing Member, the Non-Managing Member shall be obligated to, and shall, (a) sell, transfer and deliver, or cause to be sold, transferred and delivered, to such third party all of its Membership Interest in the same transaction at the closing thereof and (b) receive upon the closing of such transaction the same form of consideration as shall be payable to the Managing Member in respect of the Managing Member’s Membership Interest and in accordance with the applicable Implied Value (a “Drag-Along Sale”).

(b)          In connection with any Drag-Along Sale, the Non-Managing Member shall be required to bear its proportionate share of any escrows, holdbacks or adjustments in purchase price and any transaction expenses payable to unaffiliated third parties, but the Non-Managing Member shall not be required to make any representations or warranties or covenants or agreements in connection with such transaction other than representations and warranties and covenants and agreements as to (x) the Non-Managing Member’s ownership of its Membership Interest to be transferred and (y) such power and authority to effect such Transfer and the Non-Managing Member’s non-foreign status.

(c)          The Non-Managing Member agrees to cooperate and take all actions and execute all documents reasonable necessary or appropriate to effect the transfer of the Non-Managing Member’s Membership Interest in connection with a Drag-Along Sale. In the event that the Non-Managing Member does not timely execute any and all documents necessary to evidence and effect the transfer of its Membership Interest as contemplated in this Section 8.5, then the Managing Member is hereby appointed the attorney-in-fact of, and is hereby authorized on behalf of, the Non-Managing Member, to execute, acknowledge and deliver all such documents and take all such other actions as may be required to evidence and effect the transfer of the Non-Managing Member’s Membership Interest as contemplated in this Section 8.5. Such appointment and authorization are coupled with an interest and are irrevocable.

Section 8.6           Provisions Applicable to Non-Managing Member.

(a)          If the Non-Managing Member requests that the REIT repurchase 100% (but not less than 100%) of its Exchange Common Stock through the REIT’s share repurchase plan on the Five Year Trigger Event (and to the extent that all of the Exchange Common Stock cannot be purchased on the Five Year Trigger Event, on each day thereafter and such Exchange Common Stock are sold under the repurchase plan at a sales price of less than $11 per Exchange Common Stock, then no later than 30 days thereafter, the Company shall make a special distribution to the Non-Managing Member in amount equal to the Exchange Common Stock Amount. Any partial or total sale or redemption of Exchange Units or Exchange Common Stock (other than as provided in the Exchange Rights Agreement) prior to the fifth anniversary of this Agreement will void this Section 8.6.

(b)          The $11 per share price referred to in this Agreement shall be adjusted in proportion to any change in the Common Stock of the REIT if the REIT (a) declares or pays a dividend on its outstanding REIT Shares wholly or partly in REIT Shares or makes a distribution to all holders of its outstanding Common Stock wholly or partly in Common Stock of the REIT, (b) splits or subdivides its outstanding Common Stock or (c) effects a reverse stock split or otherwise combines its outstanding Common Stock into a smaller number of shares of Common Stock.

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(c)          Except for the right to receive the payments pursuant to Sections 6.1(b)(iv), 6.1(c)(iv) and 6.1(c)(vii) after the issuance to the Non-Managing Member of Exchange Units in accordance with section 8.3 or 8.4, the Non-Managing shall not be deemed to be a member of the Company for any purpose or have any rights under this Agreement, provided that the provisions of Sections 6.1(b)(iv), 6.1(c)(iv), 6.1(c) (vii) and this Section 8.6 may not be amended without the consent of the Non-Managing Member.

ARTICLE IX
DISSOLUTION AND TERMINATION

Section 9.1           Dissolution.

(a)          The Company shall be dissolved upon the determination of the Managing Member to dissolve and wind up the Company.

(b)          The death, retirement, resignation, expulsion, withdrawal, bankruptcy or dissolution of a Member or occurrence of any other event which terminates the continued interest of a Member in the Company (a “Withdrawal Event”) shall not result in dissolution of the Company, and the business of the Company shall continue without interruption despite the occurrence of any such Withdrawal Event. Upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a Member of the Company, to the fullest extent permitted by law, the personal representative of such Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company, and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member of the Company in the Company.

Section 9.2           Winding-Up, Liquidation and Distribution of Assets.

(a)          Upon dissolution of the Company, an accounting shall be made by the Company’s independent accountants of the accounts of the Company and of the Company’s assets, liabilities and operations, from the date of the immediately preceding accounting until the date of dissolution. The Managing Member shall immediately proceed to wind up the affairs of the Company.

(b)          If the Company is dissolved and its affairs are to be wound up, the Managing Member shall:

(i)          sell or otherwise liquidate all of the Company’s assets as promptly as practicable;

(ii)         allocate any profit or loss resulting from such sales to the Member’s Capital Accounts in accordance with Article VII hereof;

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(iii)        discharge all liabilities of the Company, including liabilities to Members who are creditors, to the extent otherwise permitted by law, other than liabilities to Members for distributions, and establish such reserves as may be reasonably necessary to provide for contingent liabilities of the Company (for purposes of determining the Capital Accounts of Members, the amounts of such reserves shall be deemed to be an expense of the Company); and

(iv)        distribute the remaining assets as follows:

(1)         to the Members in accordance with Section 6.1(b) hereof; and

(2)         if any assets of the Company are to be distributed in kind, such assets shall be distributed by agreement of the Members. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members shall be adjusted pursuant to the provisions of Article VII hereof to reflect such deemed sale.

(c)          Upon completion of the winding-up, liquidation and distribution of the assets, the Company shall be deemed terminated.

(d)          The Managing Member shall comply with any applicable requirements of applicable law pertaining to the winding-up of the affairs of the Company and the final distribution of its assets.

Section 9.3           Articles of Dissolution. When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed, articles of dissolution as required by the Act shall be executed and filed by the Managing Member with the Delaware Secretary of State.

Section 9.4           Effect of Filing of Articles of Dissolution. Upon the filing of articles of dissolution with the Delaware Secretary of State, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Managing Member shall have authority to distribute any Company Property discovered after dissolution, to convey real estate and to take such other action as may be necessary on behalf of and in the name of the Company.

Section 9.5           Return of Contribution Nonrecourse to Other Members. Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company Property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

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ARTICLE X
MISCELLANEOUS PROVISIONS

Section 10.1         Notices.

(a)          All notices, demands, requests, consents and waivers under this Agreement shall be in writing, shall refer to this Agreement and shall be (i) delivered personally, (ii) sent by registered or certified mail, postage prepaid, return receipt requested, (iii) sent by a nationally recognized overnight courier, or (iv) sent by telecopier, with written confirmation of the receipt of such telecopy, addressed as set forth below. If delivered personally, any notice shall be deemed to have been given on the first (1st) business day on or after the date delivered or refused. If mailed, any notice shall be deemed to have been given on the earlier to occur of the first (1st) business day on or after the date of delivery or the third (3rd) business day after such notice has been deposited in the U.S. mail in accordance with this Section 10.1. If sent by overnight courier, any notice shall be deemed to have been given on the first (1st) business day on or after the date following the date such notice was delivered to or picked up by the courier. If sent by telecopier, any notice shall be deemed to have been given (i) on the first (1st) business day on or after the date sent, if confirmation of receipt hereof is given on or before 5:00 p.m. (New York City time), or (ii) on the next business day, if confirmation of receipt thereof is given after 5:00 p.m. (New York City time). Copies of all notices shall be given in accordance with the above as follows:

If to the Company or the Managing Member:

United Realty Capital Operating Partnership, L.P.

c/o United Realty Partners, LLC

44 Wall Street, Second Floor

New York, New York 10005

Attention: Jacob Frydman

with a copy to:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Attention: Steven L. Lichtenfeld, Esq.

Facsimile: 212-969-2900

and to:

If to the Non-Managing Member:

Tilden LLC
c/o Kohanoff Arco

11243 San Fernando Road
San Fernando, California 91340

Attention: Mr. Siamak Kohanoff

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with a copy to:

Stempel Bennet Claman & Hochberg, P.C.
675 third Avenue, 31st Floor
New York, New York 10017
Attention: Steven R. Hochberg, Esq.

(b)          Any counsel designated above or any replacement counsel which may be designated respectively by the Company, the Managing Member, or the Non-Managing Member or such counsel designated by written notice to the other parties is hereby authorized to give notices hereunder on behalf of its respective client.

Section 10.2         Governing Law.

(a)          This Agreement shall be interpreted and enforced in accordance with (i) the provisions hereof, without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question, and (ii) the internal laws of the State of Delaware, and specifically the Act, as the same may from time to time exist, without giving effect to the principles of conflict of laws.

(b)          Each Member hereby irrevocably and unconditionally (i) submits itself and its property, solely for the purposes of any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the Supreme Court of the State of New York located in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts thereof (collectively, the “Courts”), (ii) consents to the bringing of any such action or proceeding in the Courts and waives any objection that it may now or hereafter have to the venue or any such action or proceeding in any such court, including, without limitation, any objection that such action or proceeding was brought in an inconvenient court, and agrees not to plead or otherwise assert the same, (iii) agrees to service upon it or him of any and all process in any such action or proceeding at the address set forth in Section 10.1 hereof, (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law, and (v) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto agree that any legal action or proceeding relating to this Agreement shall be brought in the Courts only; provided, however, that, if any Member breaches or seeks to resist any term, covenant or condition set forth in this Section 10.2, the other Members shall not be bound by the limitations of this sentence with respect to such Member’s breaching or seeking to resist any term, covenant or condition of this Section 10.2.

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Section 10.3         Waivers. Except as otherwise expressly provided herein, the Non-Managing Member irrevocably waives during the term of the Company any right that it may have:

(a)          To cause the Company or any of its assets to be partitioned;

(b)          To cause the appointment of a receiver for all or any portion of the assets of the Company;

(c)          To compel any sale of all or any portion of the assets of the Company pursuant to applicable law; or

(d)          To file a complaint, or to institute any proceeding at law or in equity on behalf of the Company, or to cause the termination, dissolution or liquidation of the Company.

Section 10.4         Confidentiality.

(a)          The terms of this Agreement, the identity of any Person with whom the Company may be holding discussions with respect to any provision of services, investment, acquisition, disposition or other transaction, and all other business, financial and other information relating to the conduct of the business and affairs of the Company or the relative or absolute rights or interests of any of the Members (collectively, “Confidential Information”) that (x) is not otherwise available to the public, or (y) has not been disclosed pursuant to authorization by the Managing Member is confidential and proprietary information of the Company, the disclosure of which would cause irreparable harm to the Company and the Members. Accordingly, each Member represents that it has not disclosed Confidential Information to any Person, and each Member agrees that it and its Affiliates will not, and will direct its shareholders, partners, members, officers, directors, agents and advisors not to, disclose Confidential Information to any Person or confirm any statement made by any Person regarding Confidential Information unless and until the Company has disclosed such Confidential Information pursuant to authorization by the Managing Member and has notified each Member that it has done so; provided, however, that any Member (or its Affiliates) may disclose such Confidential Information if required by law (it being specifically understood and agreed that anything set forth in a registration statement or any other document filed pursuant to law will be deemed required by law) or if necessary for it to perform any of its duties or obligations hereunder.

(b)          Subject to the provisions of Section 10.4(a), each Member agrees not to disclose any Confidential Information to any Person (other than a Person providing consulting services to such Member who agrees to maintain all Confidential Information in strict confidence, or a judge, magistrate or referee in any action, suit or proceeding relating to or arising out of this Agreement or otherwise) and to keep confidential all documents (including, without limitation, responses to discovery requests) containing any Confidential Information. Each Member hereby agrees not to contest any motion for any protective order brought by any other Member represented as being intended by the movant to implement the purposes of this Section 10.4, provided that, if a Member receives a request to disclose any Confidential Information under the terms of a valid and effective order issued by a court or governmental agency and the order was not sought by or on behalf of or consented to by such Members then such Member may disclose the Confidential Information to the extent required if the Member as promptly as practicable (i) notifies each of the other Members of the existence, terms and circumstances of the order, (ii) consults in good faith with each of the other Members on the advisability of taking legally available steps to resist or to narrow the order, and (iii) if disclosure of the Confidential Information is required, exercises its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to the portion of the disclosed Confidential Information that any other Member designates. The cost (including, without limitation, attorneys’ fees and expenses) of obtaining a protective order covering Confidential Information designated by such other Member will be borne by the Company.

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(c)          Notwithstanding anything in the foregoing or anything else contained in this Agreement to the contrary, each Member (and any employee, representative or other agent thereof) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the offering and ownership of Membership Interests and any transaction described in this Section 10.4 or elsewhere in this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to such Member relating to such tax treatment and tax structure. For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the offering and ownership of Membership Interests and any transaction described in this Agreement.

(d)          The covenants contained in this Section 10.4 shall survive any transfer of a Membership Interest and the dissolution of the Company.

Section 10.5         Amendments. This Agreement may not be amended or otherwise modified except by an instrument in writing executed by the Managing Member, provided that no such amendment or modification shall disproportionately adversely affect the Non-Managing Member without the Non-Managing Member’s prior written consent. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be modified or amended, and any provision hereof may be waived, by a writing signed by or on behalf of the Managing Member and without the consent of the Non-Managing Member to enable the Company to comply with the requirements of the “liquidation value safe harbor” election within the meaning of the Proposed Revenue Procedure of Notice 2005-43, 2005-24 I.R.B. 1, Proposed Treasury Regulations Section 1.83-3(l) or Proposed Treasury Regulations Section 1.704-1(b)(4)(xii) at such time as such proposed Revenue Procedure and Treasury Regulations are effective and to make any such other related amendments as may be required by pronouncements or Treasury Regulations issued by the Internal Revenue Service or Treasury Department after the date of this Agreement.

Section 10.6         Purchase for Investment. Each Member acknowledges that all of the Membership Interests held by such Member are being (or have been) acquired for investment and not with a view to the distribution thereof and that no Transfer of any such Membership Interest may be made except in compliance with applicable federal and state securities laws.

Section 10.7         Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

Section 10.8         Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

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Section 10.9         Entirety; Waiver.

(a)          This Agreement, together with the agreements and instruments delivered pursuant hereto, contains the entire agreement between the parties and supersedes all prior agreements and understandings related to the subject matter hereof, including, without limitation, the Original Agreement. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

(b)          Failure by any party to enforce against any other party any term or provision of this Agreement shall not waive such party’s right to enforce against any other party the same or any other term or provision. No waiver by any party hereto of any condition hereunder for its benefit shall constitute a waiver of any other or further right, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or any other rights. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or subsequent breach hereof. No extensions of time for the performance of any obligations shall be deemed or construed as an extension of time for the performance of any other obligation.

Section 10.10         Further Assurances. Upon the written request of any party hereto, from time to time, from and after the date hereof, the other party or parties shall do, execute, acknowledge and deliver, at the sole cost and expense of the requesting party, such further acts, deeds, conveyances, assignments, notices of assignment or transfer and assurances as the requesting party may reasonably require in order to better assure, convey, grant, assign, transfer and confirm upon the requesting party the rights now or hereafter intended to be granted under this Agreement or any other instrument executed in connection with this Agreement; provided, however, no party shall be obligated to provide any further assurance that would materially increase the liabilities or obligations of such party hereunder or materially reduce the rights and benefits of such party hereunder.

Section 10.11         Consent. Except as expressly provided herein that the Managing Member may unreasonably withhold its Consent in any instance hereunder where the Managing Member’s consent, approval, acceptance, satisfaction, determination, waiver or other action or decision (collectively, “Consent”) is sought or required, it being acknowledged and agreed that such Consent may be withheld, delayed or conditioned by the Managing Member in its sole and absolute discretion.

Section 10.12         Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

Section 10.13         Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

Section 10.14         Waiver of Jury Trial. EACH OF THE MEMBERS HEREBY WAIVES TRIAL BY JURY IN ANY ACTION ARISING OUT OF MATTERS RELATED TO THIS AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.

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Section 10.15         Creditors. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditor of the Company.

Section 10.16         Prevailing Party. If any Member brings any action or suit against any other Member or the Company by reason of any breach of any of the covenants, agreements or provisions of this Agreement, then, in such event, the prevailing party, as determined in such action or suit, shall be entitled to have and recover from the other party or parties all costs and expenses of such action or suit, including, without limitation, reasonable attorneys’ fees and expenses resulting therefrom, it being understood and agreed that the determination of the prevailing party shall be included in the matters which are the subject of such action or suit.

Section 10.17         Equitable Relief. The Members hereby confirm that damages at law may be an inadequate remedy for a breach or threatened breach of this Agreement and agree that, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but, nothing herein contained is intended to, nor shall it, limit or affect any right or rights at law or by statute or otherwise of a Member aggrieved as against the other for a breach or threatened breach of any provision hereof, it being the intention by this Section 10.17 to make clear the agreement of the Members that the respective rights and obligations of the Members hereunder shall be enforceable in equity as well as at law or otherwise and that the mention herein of any particular remedy shall not preclude a Member from any other remedy it or he might have, either in law or in equity.

Section 10.18         Officers. The Company and the Managing Member on behalf of the Company may employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business (subject to the supervision and control of the Managing Member), including employees and agents who may be designated as officers with titles, including, but not limited to, “chairman”, “chief executive officer,” “president,” “vice president,” “treasurer,” “secretary,” “director” and “chief financial officer,” as and to the extent authorized by the Managing Member and with such powers as authorized by the Managing Member. The initial officers of the Company designated by the Managing Member are listed on Exhibit E hereto.

Section 10.19         Sole Discretion. All decisions and approvals required hereunder of any party may be made, granted or deemed, as to the case may be, in its sole and absolute discretion unless explicitly subject to a reasonableness or similar standard.

Section 10.20         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have entered into this Limited Liability Company Agreement as of the date first above written.

MANAGING MEMBER:

UNITED REALTY CAPITAL OPERATING PARTNERSHIP, L.P.

By:	United Realty Trust Incorporated,
its general partner

By:	/s/ Jacob Frydman
Name:	Jacob Frydman
Title:	Chief Executive Officer

NON-MANAGING MEMBER:

TILDEN LLC

By:	/s/ Steven Nassi
Name:	Steven Nassi
Title:	Authorized Signatory

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EXHIBIT A

Names and Capital Contributions of Members

Capital Contribution

Managing Member:

United Realty Capital Operating Partnership, L.P.

Non-Managing Member:

Tilden LLC

EXHIBIT B

Land

EXHIBIT C

2013 Operating Budget

EXHIBIT D

Exchange Rights Agreement

FORM OF

EXCHANGE RIGHTS AGREEMENT

THIS EXCHANGE RIGHTS AGREEMENT (this “Agreement”), dated as of ***[___]***, 20***[___]***, is entered into by and among United Realty Trust Incorporated, a Maryland corporation (the “Company”), United Realty Capital Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and Tilden, LLC, a New York limited liability company (the “New Limited Partner”).

RECITALS:

(a)          The Company, together with certain other limited partners, has formed the Operating Partnership pursuant to the Agreement of Limited Partnership of the Operating Partnership dated August 15, 2012 the (“Original Partnership Agreement”), as such agreement may be amended and/or amended and restated from time to time, the “Partnership Agreement”).

(b)          Pursuant to the Partnership Agreement, the Limited Partners (as defined below) directly or indirectly hold units of limited partnership interest (“Partnership Units”) in the Operating Partnership.

(c)          The Operating Partnership has agreed to provide the Limited Partners with certain direct or indirect rights to exchange their Partnership Units for cash or, at the election of the Company, for shares of the Company’s common stock, $0.01 par value per share (the “REIT Stock”).

Accordingly, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINED TERMS

All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Partnership Agreement. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Assignee” means a Person to whom one or more Partnership Units have been transferred in a manner permitted under the Partnership Agreement, but who has not become a substituted Limited Partner in accordance therewith.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Cash Amount” means an amount of cash per Partnership Unit equal to the Value on the Valuation Date of the REIT Stock Amount.

“Exchange Factor” means 1.0, provided, that in the event that the Company (i) declares or pays a dividend on its outstanding REIT Stock in REIT Stock or makes a distribution to all holders of its outstanding REIT Stock in REIT Stock; (ii) subdivides its outstanding REIT Stock; or (iii) combines its outstanding REIT Stock into a smaller number of shares of REIT Stock, the Exchange Factor shall be adjusted by multiplying the Exchange Factor by a fraction, the numerator of which shall be the number of shares of REIT Stock issued and outstanding on the record date for such dividend, contribution, subdivision or combination (assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of shares of REIT Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Exchange Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

“Exchanging Partner” has the meaning set forth in Section 2.1 hereof.

“Exchange Right” has the meaning set forth in Section 2.1 hereof.

“Lien” means any lien, security interest, mortgage, deed of trust, charge, claim, encumbrance, pledge, option, right of first offer or first refusal and any other right or interest of others of any kind or nature, actual or contingent, or other similar encumbrance of any nature whatsoever.

“Limited Partner” means any Person, other than the Company, named as a Limited Partner on Exhibit A, as such Exhibit may be amended from time to time.

“Notice of Exchange” means the Notice of Exchange substantially in the form of Exhibit B to this Agreement.

“Offering” means the offering of the Company’s common stock, par value $.01 per share, pursuant to a registration statement on Form S-11 filed with the Securities and Exchange Commission (Registration No. 333-178651).

“Person” shall mean an individual, partnership, corporation, limited liability company, trust, estate, or unincorporated organization, or other entity, or a government or agency or political subdivision thereof.

“REIT Stock Amount” means that number of shares of REIT Stock equal to the product of the number of Partnership Units offered for exchange by an Exchanging Partner, multiplied by the Exchange Factor as of the Valuation Date, provided, that in the event the Company or the Operating Partnership issues to all holders of REIT Stock rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase REIT Stock, or any other securities or property (collectively, the “rights”), then the REIT Stock Amount shall also include such rights that a holder of that number of shares of REIT Stock would be entitled to receive.

“SEC” means the Securities and Exchange Commission.

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“Specified Exchange Date” means the tenth (10th) Business Day after receipt by the Operating Partnership and the Company of a Notice of Exchange; provided, however, that if the Operating Partnership has more than 99 partners, as determined in accordance with the provisions of Treasury Regulation Section 1.7704-1(h), then the Specified Exchange Date shall mean the thirty-first (31st) calendar day after receipt by the Operating Partnership and the Company of a Notice of Exchange.

“Valuation Date” means the date of receipt by the Operating Partnership and the Company of a Notice of Exchange or, if such date is not a Business Day, the first Business Day thereafter.

“Value” means, with respect to shares of REIT Stock, the average of the daily market price for the five (5) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be:

(i)          if the REIT Stock is listed or admitted to trading on the New York Stock Exchange (the “NYSE”), any other national securities exchange or the Nasdaq Stock Market (“Nasdaq”), the closing price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; or

(ii)         if the REIT Stock is not listed or admitted to trading on the NYSE, any national securities exchange or Nasdaq, the last reported sale price on such day; or

(iii)        if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company or if the REIT Stock is not then traded on any market, as determined in good faith by the Company’s Independent Directors (as defined by the Company’s charter).

In the event the REIT Stock Amount includes rights that a holder of REIT Stock would be entitled to receive, then the Value of such rights shall be determined by the independent directors of the Company acting in good faith on the basis of such quotations and other information as they consider, in their reasonable judgment, appropriate.

ARTICLE II

EXCHANGE RIGHT

2.1           Exchange Right. (a) Subject to Sections 2.2, 2.3, 2.4 and 2.5 hereof, and subject to any limitations under applicable law, the Operating Partnership hereby grants to the New Limited Partner, and each New Limited Partner hereby accepts the right (the “Exchange Right”), exercisable (i) on or after one (1) year after the date of this Agreement or (ii) upon the liquidation of the Operating Partnership or the sale of all or substantially all of the assets of the Operating Partnership, to exchange on a Specified Exchange Date all or a portion of the Partnership Units held by such New Limited Partner at an exchange price equal to and in the form of the Cash Amount.

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(b)          The Exchange Right shall be exercised pursuant to a Notice of Exchange delivered to the Operating Partnership, with a copy delivered to the Company, by the New Limited Partner who is exercising the Exchange Right (the “Exchanging Partner”); provided, however, that the Company, on behalf of the Operating Partnership, may elect, after a Notice of Exchange is delivered, to satisfy the Exchange Right which is the subject of such notice in accordance with Section 2.2.

(c)          The New Limited Partner may exercise the Exchange Right from time to time with respect to part or all of the Partnership Units that it owns, as selected by the New Limited Partner, provided that, except as provided in the Agreement, the New Limited Partner may not exercise the Exchange Right for less than one thousand (1,000) Partnership Units unless the New Limited Partner then holds less than one thousand (1,000) Partnership Units, in which event the New Limited Partner must exercise the Exchange Right for all of the Partnership Units held by the New Limited Partner.

(d)          An Exchanging Partner shall have no right with respect to any Partnership Units so exchanged to receive any distributions paid after the Specified Exchange Date with respect to such Partnership Units.

(e)          Any Assignee of the New Limited Partner may exercise the rights of the New Limited Partner pursuant to this Article 2, and the New Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee.

(f)          In connection with any exercise of such rights by an Assignee on behalf of the New Limited Partner, the Cash Amount or the REIT Stock Amount, as the case may be, shall be satisfied by the Operating Partnership or the Company, as the case may be, directly to such Assignee and not to such New Limited Partner.

2.2           Option of Company to Exchange for REIT Stock. (a) Notwithstanding the provisions of Section 2.1, the Company may, on behalf of the Operating Partnership, in its sole and absolute discretion (subject to the limitations on ownership and transfer of REIT Stock set forth in the Company’s charter), elect to assume directly the Operating Partnership’s obligation with respect to the Exchange Right and satisfy an Exchanging Partner’s Exchange Right by exchanging REIT Stock and rights equal to the REIT Stock Amount on the Specified Exchange Date for the Partnership Units offered for exchange by the Exchanging Partner, whereupon the Company shall acquire the Partnership Units offered for exchange by the Exchanging Partner and shall be treated for all purposes of the Partnership Agreement as the owner of such Partnership Units. Unless the Company, in its sole and absolute discretion, shall exercise its right to assume directly the Operating Partnership’s obligation with respect to the Exchange Right and satisfy the Exchange Right, the Company shall not have any obligation to the Exchanging Partner or to the Operating Partnership with respect to the Exchanging Partner’s exercise of the Exchange Right. If the Company shall exercise its right to satisfy the Exchange Right in the manner described in the first sentence of this Section 2.2 and shall fully perform its obligations in connection therewith, the Operating Partnership shall have no right or obligation to pay any amount to the Exchanging Partner with respect to such Exchanging Partner’s exercise of the Exchange Right, and each of the Exchanging Partner, the Operating Partnership and the Company shall, for federal income tax purposes, treat the transaction between the Company and the Exchanging Partner as a sale of the Exchanging Partner’s Partnership Units to the Company. Nothing contained in this Section 2.2 shall imply any right of the Company to require the New Limited Partner to exercise the Exchange Right afforded to such New Limited Partner pursuant to Section 2.1.

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(b)          In the event the Company shall elect to satisfy, on behalf of the Operating Partnership, an Exchanging Partner’s Exchange Right by exchanging REIT Stock for the Partnership Units offered for exchange,

(i)          the Company hereby agrees so to notify the Exchanging Partner within five (5) Business Days after the receipt by the Company of such Notice of Exchange,

(ii)         each Exchanging Partner hereby agrees to execute such documents and instruments as the Company may reasonably require in connection with the issuance of REIT Stock upon exercise of the Exchange Right, and

(iii)        the Company hereby agrees to deliver stock certificates representing fully paid and nonassessable shares of REIT Stock.

2.3           Prohibition of Exchange for REIT Stock. Notwithstanding anything herein to the contrary, the Company shall not be entitled to satisfy an Exchanging Partner’s Exchange Right pursuant to Section 2.2 if the delivery of REIT Stock to the New Limited Partner by the Company pursuant to Section 2.2 (regardless of the Operating Partnership’s obligations to the New Limited Partner under Section 2.1)

(a)          would be prohibited under the Articles of Incorporation of the Company,

(b)          if the Company has elected REIT status, would otherwise jeopardize the REIT status of the Company, or

(c)          would cause the acquisition of the REIT Stock by the New Limited Partner to be “integrated” with any other distribution of REIT Stock by the Company for purposes of complying with the registration provisions of the Securities Act of 1933, as amended.

2.4           Payment Date. Any Cash Amount to be paid to an Exchanging Partner shall be paid on the Specified Exchange Date; provided, however, that the Operating Partnership may elect to cause the Specified Exchange Date to be delayed for up to an additional 180 days to the extent required for the Company to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount by the Operating Partnership.

2.5           Expiration of Exchange Right. The Exchange Right shall expire with respect to any Partnership Units for which an Exchange Notice has not been delivered to the Operating Partnership and the Company on or before December 31, 2098.

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2.6           Effect of Exchange. (a) Any exchange of Partnership Units pursuant to this Article 2 shall be deemed to have occurred as of the Specified Exchange Date for all purposes, including without limitation the payment of distributions or dividends in respect of Partnership Units or REIT Stock, as applicable.

(b)          Any Partnership Units acquired by the Company pursuant to an exercise by the New Limited Partner of an Exchange Right shall be deemed to be acquired by and reallocated or reissued to the Company.

(c)          The Company, as general partner of the Operating Partnership, shall amend the Partnership Agreement to reflect each such exchange and reallocation or reissuance of Partnership Units and each corresponding recalculation of the Partnership Units of the Limited Partners.

ARTICLE III

OTHER PROVISIONS

3.1           Covenants of the Company. (a) At all times during the pendency of the Exchange Right, the Company shall reserve for issuance such number of shares of REIT Stock as may be necessary to enable the Company to issue such shares in full payment of the REIT Stock Amount in regard to all Partnership Units held by New Limited Partners which are from time to time outstanding.

(b)          During the pendency of the Exchange Right, the Company shall deliver to the New Limited Partner in a timely manner all reports filed by the Company with the SEC to the extent the Company also transmits such reports to its stockholders and all other communications transmitted from time to time by the Company to its stockholders generally.

(c)          The Company shall notify each New Limited Partner, upon request, of the then current Exchange Factor and such notice will include a reasonable explanation of the Exchange Factor calculation to be applied at such time.

3.2           Fractional Shares. (a)  No fractional shares of REIT Stock shall be issued upon exchange of Partnership Units.

(b)          The number of full shares of REIT Stock which shall be issuable upon exchange of Partnership Units (or the cash equivalent amount thereof if the Cash Amount is paid) shall be computed on the basis of the aggregate amount of Partnership Units so surrendered.

(c)          Instead of any fractional shares of REIT Stock which would otherwise be issuable upon exchange of any Partnership Units, the Operating Partnership shall pay a cash adjustment in respect of such fraction in an amount equal to the Cash Amount of a Partnership Unit multiplied by such fraction.

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3.3           Investment Representations and Warranties. By delivering to the Company a Notice of Exchange, each Exchanging Partner will be deemed to represent and warrant to the Company and the Operating Partnership that such Exchanging Partner is aware of the Company’s option to exchange such Exchanging Partner’s Partnership Units for REIT Stock pursuant to Section 2.2 hereof and that:

(a)          (i)          Such Exchanging Partner has received and reviewed

(A)         a copy of the prospectus contained in the Registration Statement on Form S-11 filed by the Company in connection with the Offering, any prospectus contained in any Registration Statement subsequently filed by the Company, and any supplement or amendment thereto (each, a “Prospectus”), and

(B)         if the Company is filing reports under the Securities Exchange Act of 1934, as amended, copies of all reports and other filings (the “SEC Reports”), including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, made by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and understands the risks of, and other considerations relating to, an investment in REIT Stock.

(ii)         Such Exchanging Partner, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in REIT Stock,

(A)         has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of and of making an informed investment decision with respect to an investment in REIT Stock,

(B)         is capable of protecting its own interest or has engaged representatives or advisors to assist it in protecting its interests and

(C)         is capable of bearing the economic risk of such investment.

(iii)        (A) Such Exchanging Partner is an “accredited investor” as defined in Rule 501 of the regulations promulgated under the Securities Act.

(B)         If such Exchanging Partner has retained or retains a person to represent or advise it with respect to its investment in REIT Stock, such Exchanging Partner will advise the Company of such retention and, at the Company’s request, such Exchanging Partner shall, prior to or at delivery of the REIT Stock hereunder,

(I)         acknowledge in writing such representation and

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(II)        cause such representative or advisor to deliver a certificate to the Company containing such representations as may be reasonably requested by the Company.

(b)          (i)          Such Exchanging Partner understands that an investment in the Company involves substantial risks.

(ii)         Such Exchanging Partner has been given the opportunity to make a thorough investigation of the activities of the Company and has been furnished with materials relating to the Company and its activities, including, without limitation, each Prospectus and the SEC Reports.

(iii)        Such Exchanging Partner has relied and is making its investment decision based upon the Prospectus and any subsequent Prospectus, the SEC Reports and other written information provided to the Exchanging Partner by or on behalf of the Company and, as applicable, such Exchanging Partner’s position as a director or executive officer of the Company.

(c)          (i)          The REIT Stock to be issued to such Exchanging Partner hereunder will be acquired by such Exchanging Partner for its own account, for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.

(ii)         Such Exchanging Partner was not formed for the specific purpose of acquiring an interest in the Company.

(d)          (i)          Such Exchanging Partner acknowledges that

(A)         the shares of REIT Stock to be issued to such Exchanging Partner hereunder have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, the certificates representing such shares of REIT Stock will bear a legend to such effect,

(B)         the Company’s and the Operating Partnership’s reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of such Exchanging Partner contained herein,

(C)         the REIT Stock to be issued to such Exchanging Partner hereunder may not be resold or otherwise distributed unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available,

(D)         there may be no market for unregistered shares of REIT Stock, and

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(E)         the Company has no obligation or intention to register such REIT Stock under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws.

(ii)         Such Exchanging Partner acknowledges that because of the restrictions on transfer or assignment of such REIT Stock to be issued hereunder, such Exchanging Partner may have to bear the economic risk of its investment in REIT Stock issued hereunder for an indefinite period of time.

(e)          The address set forth under such Exchanging Partner’s name in the Notice of Exchange is the address of the Exchanging Partner’s principal place of business or, if a natural person, the address of the Exchanging Partner’s residence, and such Exchanging Partner has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such principal place of business or residence is situated.

ARTICLE IV

GENERAL PROVISIONS

4.1           Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to the Operating Partnership, the Company, the New Limited Partner or Assignee, as the case may be, under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other similarly reliable means of written communication to the Operating Partnership, the Company, the New Limited Partner or Assignee, as the case may be, (i) at the address listed on the records of the Operating Partnership, with respect to the New Limited Partner or Assignee, and (ii) at 44 Wall Street, Second Floor, New York, New York 10005, Attn: Jacob Frydman, with respect to the Operating Partnership or the Company.

4.2           Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

4.3           Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

4.4           Further Action and Additional Restrictions. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

4.5           Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

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4.6           Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

4.7           Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

4.8           Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

4.9           Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

4.10         Entire Agreement. This Agreement contains the entire understanding and agreement among the New Limited Partners, the Operating Partnership and the Company with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

4.11         Amendment. This Agreement may be modified or amended by a written instrument signed by a duly authorized representative of each of the Company, the Operating Partnership and the New Limited Partner.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE COMPANY:

UNITED REALTY TRUST INCORPORATED

By:
Name:
Title:

OPERATING PARTNERSHIP:

UNITED REALTY CAPITAL OPERATING PARTNERSHIP, L.P.

By:	United Realty Trust Incorporated,
its general partner

By:
Name:
Title:

A-1

NEW LIMITED PARTNER:

TILDEN, LLC

By:
Name:
Title:

Exhibit A - Exchange Rights Agreement

Name and Address of Limited Partner

Tilden, LLC

c/o Kohanoff Arco

11243 San Fernando Road

San Fernando, CA 91340

Exhibit B - Exchange Rights Agreement

Notice of Exchange

The undersigned Limited Partner hereby irrevocably (i) exchanges                   Partnership Units in Lightstone Value Plus REIT LP, in accordance with the terms of the Exchange Rights Agreement, dated as of                 , 201   (the “Exchange Rights Agreement”), and the Exchange Right referred to therein; (ii) surrenders such Partnership Units and all right, title and interest therein; and (iii) directs that the Cash Amount or REIT Stock Amount (as determined by the Company) deliverable upon exercise of the Exchange Right be delivered to the address specified below, and if REIT Stock is to be delivered, such REIT Stock will be registered or placed in the name(s) and at the address(es) specified below.

The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Partnership Units, free and clear, other than any encumbrance arising pursuant to the Partnership Agreement, of the rights or interests of any other person or entity; (b) has the full right, power, and authority to exchange and surrender such Partnership Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, (other than consent or approval that may be required of the Company or the Operating Partnership) having the right to consent or approve such exchange and surrender on the part of the undersigned.

The undersigned hereby makes the representations and warranties contained in Section 3.3 of the Exchange Rights Agreement as if such representations and warranties had been set forth in full in this Notice of Exchange.

Dated:

Name of Limited Partner (Please Print)
Signature guaranteed by:

(Signature of Limited Partner)

(Street Address)

(City) (State)	(Zip Code)

If REIT Stock is to be issued, issue to:

Name:

B-1

EXHIBIT E

Officers